EXHIBIT 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Earnings of $0.23 per Diluted Share
for Fourth Quarter 2009 and $1.25 for Full Year
TUPELO, Miss., January 21, 2010/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and year ended December 31, 2009.
Highlights of the fourth quarter include:

•	Net income of $19.4 million, or $0.23 per diluted share, representing increases of 16 percent and 15 percent, respectively, over the comparable period for 2008.

•	Improvement in the net interest margin to 3.83 percent, the highest quarterly level since the first quarter of 2003.

•	Increased net interest revenue on a comparable and sequential quarter basis for three consecutive quarters.

•	Annualized net charge-offs of 1.01 percent of average loans and leases and non-performing loans and leases of 1.48 percent of total loans and leases. Net charge-offs for the year ended December 31, 2009 were 0.69 percent.

•	Strong mortgage originations with mortgage lending revenue, excluding mortgage servicing rights valuation adjustment, doubling from the fourth quarter of 2008 and increasing 46.3 percent from the third quarter of 2009.

•	A decline of 4.9 percent in noninterest expense from the third quarter of 2009.

•	Continued growth in capital levels with common equity to assets increasing to 9.83 percent at the end of 2009.
Summary Results
BancorpSouth’s net income for the fourth quarter of 2009 was $19.4 million, or $0.23 per diluted share, compared with $16.8 million, or $0.20 per diluted share, for the fourth quarter of 2008. Net income for the year ended December 31, 2009 was $104.3 million, or $1.25 per diluted share, compared with $120.4 million, or $1.45 per diluted share, for 2008.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, “BancorpSouth’s fourth quarter results reflected a strong operating performance given difficult industry conditions. Consistent with our performance throughout 2009, we maintained solidly profitable operations, stability in our net interest margin at a relatively high and improving level, and strong growth in mortgage originations. Through effective pricing and extending the maturities of our deposit portfolio, we continued to manage our interest rate risk. We also significantly strengthened our already ample liquidity through reduced bank borrowings. We continued to expand our capital in each quarter of 2009 and have now achieved 14 consecutive quarters of growth in our ratio of equity to assets on a comparable quarter basis.
“As anticipated throughout a year of steadily declining real estate values, our credit quality continues to be affected by a slow economy, particularly in the housing sector. While non-performing assets and net charge-offs have increased, both remain at manageable levels, and we continue to focus on early identification of potential problems and work aggressively to resolve those problems. To remain well reserved against inherent credit losses, we continued to build the allowance for credit losses through a fourth quarter provision for credit losses significantly in excess of net charge offs for the quarter. While we saw some signs of increased economic stability during the fourth quarter, we expect real estate values to remain under pressure in 2010.
“Given the uncertain economic environment, we also remain appropriately conservative in our plans for branch expansion during 2010. On the other hand, we anticipate growth through market consolidation opportunities, especially those assisted by the FDIC. We are focused on acquiring strategic franchises with growth potential and strong core deposits. In addition to having the financial strength to support significant transactions, we have a long and successful record of integrating acquired companies with minimum market disruption, thereby maintaining or increasing market share.”
Net Interest Revenue
Net interest revenue was $113.0 million for the fourth quarter of 2009, an increase of 1.5 percent from $111.3 million for the fourth quarter of 2008 and 1.1 percent from $111.7 million for the third quarter of 2009. The fully taxable equivalent net interest margin was 3.83 percent for the fourth quarter of 2009, compared with 3.74 percent for the fourth quarter of 2008 and 3.77 percent for the third quarter of 2009.
“With our fourth quarter results, BancorpSouth has produced three sequential quarters of growth in net interest revenue and increased net interest margin,” continued Patterson. “We expect this performance, as well as the stability our operations have exhibited throughout the economic turmoil of the last two years, to continue to differentiate BancorpSouth favorably from industry peers. As industry year end data is reported, we also expect to be further differentiated for having modestly increased our loan portfolio during 2009, even though growth opportunities were limited by the weak economy. In addition, because of the continuing strength of our asset/liability management strategies, our net interest margin for the fourth quarter rose to its highest level in nearly seven years.
“For the fourth quarter of 2009, the net interest margin primarily reflected the impact of a substantial increase in deposits, which enabled a substantial reduction in short-term borrowings. Demand deposits rose 10.4 percent for the fourth quarter of 2009 from the fourth quarter of 2008 and 6.9 percent from the third quarter of 2009. Time deposits increased 9.8 percent from the fourth quarter of 2008. This deposit growth enabled us to reduce short-term borrowings by 60.8 percent, or $1.2 billion, during 2009. We also lengthened the average maturity of our time deposits, which rose to 13.9 months from 10.6 months at the end of 2009 and 2008, respectively.
“Our asset/liability management strategy during 2009 reflects our conservative operating principles. Steps to increase the average maturity of our time deposits while reducing lower cost FHLB borrowings cost us in the short term, but place us in a better position to profitably fund balance sheet growth when that opportunity occurs. This shift to increased deposit funding substantially increased our liquidity, enhancing our ability to act decisively with regard to strategic growth opportunities.”
Asset, Deposit and Loan Activity
Total assets at December 31, 2009 were $13.2 billion, compared with $13.5 billion at December 31, 2008. Total deposits were $10.7 billion at December 31, 2009, an increase of 9.9 percent from $9.7 billion at December 31, 2008. Loans and leases, net of unearned income, increased 0.9 percent to $9.8 billion at December 31, 2009 from $9.7 billion at December 31, 2008.

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Patterson said, “Unlike many banks, we were able to offset loan runoff during 2009 with new loan production as we continued to serve the needs of our customers. Much of our new loan growth was produced in our newer markets, such as western Louisiana and eastern Texas, validating the strategic expansion of our geographic footprint. At the same time, the double-digit growth in demand deposits for the fourth quarter demonstrated the benefits of our focus on developing, maintaining and enhancing a strong deposit franchise. Demand deposits increased to 54.5 percent of our funding at the end of 2009 from 48.6 percent at the end of 2008. Because of the strength and relative stability of the diversified markets across our eight-state franchise, we remain confident of their inherent growth potential as the economic cycle improves.”
Provision for Credit Losses and Allowance for Credit Losses
For the fourth quarter of 2009, the provision for credit losses was $34.7 million compared with $17.8 million for the fourth quarter of 2008 and $22.5 million for the third quarter of 2009. Annualized net charge-offs were 1.01 percent of average loans and leases for the fourth quarter of 2009 compared with 0.57 percent for the fourth quarter of 2008 and 0.68 percent for the third quarter of 2009.
Non-performing loans and leases increased to $145.1 million, or 1.48 percent of net loans and leases, at December 31, 2009 from $64.0 million, or 0.66 percent of net loans and leases, at December 31, 2008 and from $111.6 million, or 1.14 percent of net loans and leases, at September 30, 2009. The allowance for credit losses increased to 1.58 percent of net loans and leases at December 31, 2009 compared with 1.37 percent at December 31, 2008 and 1.48 percent at September 30, 2009.
“The growth in our non-performing loans during the fourth quarter was primarily related to real estate loans in our more urban markets,” added Patterson. “Many of these loans reflect the cumulative pressure that the extended economic downturn in these markets has had on established customers that were performing well prior to and earlier in the downturn. As the increase in net charge-offs indicates, we took decisive action when warranted. This action included making a significant provision for credit losses for the fourth quarter. At the end of 2009, our allowance for credit losses was 1.1 times total non-performing loans and 1.6 times annualized fourth quarter net charge-offs.”
Noninterest Revenue
Noninterest revenue was $64.5 million for the fourth quarter of 2009, an increase of 60.9 percent from $40.1 million for the fourth quarter of 2008 and 3.2 percent from $62.5 million for the third quarter of 2009. Results for the fourth quarter of 2009 included a $1.6 million increase in the value of BancorpSouth’s mortgage servicing rights (MSR) compared with a $15.0 million decline for the fourth quarter of 2008 and a $2.7 million decline for the third quarter of 2009. Results for the fourth quarter of 2008 also included an $8.6 million write down of other than temporary impairment of certain investments in pooled trust preferred securities.
Patterson commented, “At 36.4 percent of total revenue for the fourth quarter, noninterest revenue again provided significant diversification of our revenue streams, mitigating any potential impact of interest rate volatility on our inherently spread dependent business. We were very pleased with the strong performance of our mortgage business. Mortgage lending revenue, excluding changes in the MSR valuation, increased 149.5 percent to $7.0 million for the fourth quarter of 2009 from $2.8 million for the fourth quarter of 2008 and 46.3 percent from $4.8 million for the third quarter of 2009. We have continued to invest in this business line throughout 2009 through the addition of proven mortgage originators.
“All our mortgages are originated within our eight-state franchise by BancorpSouth originators, who typically work in our branch bank offices. The borrowers are either existing or potential customers for our other services and nearly 40 percent of these customers make their monthly mortgage payment in our branch bank offices. Consistent with our strong service culture, we retain mortgage servicing rights to these mortgages to provide an outstanding service experience for these customers.

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“The increase in our mortgage originations contributed significantly to the growth in mortgage lending revenue for the fourth quarter of 2009, which was especially notable after the record refinancing volume during the first half of the year. We expect our strategy will support additional growth as the real estate market recovers.
“Growth for some of our noninterest revenue products and services was challenging in the current environment. Specifically, we experienced soft insurance market conditions during 2009 after a record year for 2008, reflected in a 6.2 percent decline in commission revenue for the fourth quarter of 2009 from the fourth quarter of 2008. Through an ongoing focus on outstanding customer service, we have maintained a strong customer base, which we expect will provide growth momentum as industry conditions improve. Fourth quarter revenues from service charges and credit and debit card fees also declined compared with the fourth quarter of 2008. Like our insurance operations, these business lines continued to make substantial contributions to our profitability.”
Noninterest Expense
Noninterest expense was $116.6 million for the fourth quarter of 2009, an increase of 4.4 percent from $111.7 million for the fourth quarter of 2008 and a decline of 4.9 percent from $122.7 million for the third quarter of 2009. The comparable quarter results again reflected the substantial increase in BancorpSouth’s FDIC premium. Although the Company continues to be assessed at the FDIC’s lowest rate, the FDIC premium for the fourth quarter of 2009 increased $2.3 million over the fourth quarter of 2008. The growth in noninterest expense from the fourth quarter of 2008 is also attributable to the opening of full-service branch bank offices.
Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental operating principles. The Company’s capital base strengthened further during the fourth quarter of 2009, as the ratio of shareholders’ equity to assets improved on a comparable quarter basis for the 14th consecutive quarter, increasing to 9.83 percent at the end of 2009 from 9.20 percent at the end of 2008 and 9.69 percent at the end of the third quarter of 2009. The ratio of tangible equity to assets also increased to 7.78 percent at the end of 2009 from 7.15 percent at the end of 2008 and 7.64 percent at the end of the third quarter of 2009. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of approximately 11.56 percent at year end and total risk based capital of approximately 12.81 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to meet the definition of “well capitalized.”
Summary
Patterson concluded, “We are encouraged by early signs of a stabilizing economy, but we are very cautious about prospects for a sustained recovery in 2010. Longer term, we remain fully confident about our ability to achieve our growth objectives. This confidence is reinforced by the Company’s performance during the past two years in the most challenging environment we have experienced. Throughout, BancorpSouth has produced solid profits, demonstrated strong credit metrics and risk management, and expanded its liquidity and capital while also increasing cash dividends that, in 2009, rose for the 26th consecutive year.
“Importantly, we have remained fully engaged in our markets, making new loans, working with our customers who have experienced financial difficulty and offering strength and stability for our communities in a difficult economic environment. As a result, we have not only benefitted from expanding business with new customers attracted by our service orientation, financial stability and

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consistent performance, but also from the addition to our team of seasoned professionals who appreciate BancorpSouth’s business model and potential for long-term growth. While we expect the challenging environment to continue in the months ahead, our performance for 2009 is compelling evidence that we are positioned to perform well in the year to come and to take full advantage of strategic growth opportunities.”
Conference Call
BancorpSouth will conduct a conference call to discuss its fourth quarter 2009 results tomorrow, January 22, 2010, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to real estate values in 2010, branch expansion in 2010, growth through market consolidation opportunities, our ability to acquire strategic franchises, growth in net interest revenue and increased net interest margin, differentiation with respect to our loan portfolio, the strength and stability of the markets in our eight-state franchise, our expansion strategy, our strong customer base, revenue from service charges and credit and debit card fees and the continuation of the challenging environment.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in general business or economic conditions or government fiscal and monetary policies, volatility and disruption in national and international financial markets, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.2 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of
BancorpSouth, Inc., operates approximately 318 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana,
Mississippi, Missouri, Tennessee and Texas.

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BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009		2008	2009		2008
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$112,954		$111,321	$445,506		$440,836
Provision for credit losses	34,659		17,822	89,712		56,176
Noninterest revenue	64,505		40,085	275,276		245,607
Noninterest expense	116,612		111,728	483,268		455,913

Income before income taxes	26,188		21,856	147,802		174,354
Income tax provision	6,754		5,060	43,493		53,943

Net income	$19,434		$16,796	$104,309		$120,411

Earning per share: Basic	$0.23		$0.20	$1.25		$1.46

Diluted	$0.23		$0.20	$1.25		$1.45

Balance sheet data at December 31:
Total assets				$13,200,584		$13,480,218
Total earning assets				11,946,229		12,210,439
Loans and leases, net of unearned income				9,781,589		9,691,277
Allowance for credit losses				154,884		132,793
Total deposits				10,677,702		9,711,872
Common shareholders’ equity				1,297,876		1,240,260
Book value per share				15.55		14.92

Average balance sheet data:
Total assets	$13,076,196		$13,279,593	$13,206,438		$13,200,801
Total earning assets	11,968,679		12,109,660	12,078,985		12,037,141
Loans and leases, net of unearned interest	9,753,163		9,604,142	9,735,128		9,429,963
Total deposits	10,448,617		9,598,321	10,155,730		9,803,999
Common shareholders’ equity	1,274,260		1,239,498	1,257,438		1,224,280

Non-performing assets at December 31:
Non-accrual loans and leases				$102,674		$28,168
Loans and leases 90+ days past due, still accruing				36,301		33,373
Restructured loans and leases, still accruing				6,161		2,472
Other real estate owned				63,766		46,317

Total non-performing assets				208,902		110,330

Net charge-offs as a percentage of average loans (annualized)	1.01%		0.57%	0.69%		0.40%

Performance ratios (annualized):
Return on average assets	0.59%		0.50%	0.79%		0.91%
Return on common equity	6.05%		5.39%	8.30%		9.84%
Total shareholders’ equity to total assets	9.83%		9.20%	9.83%		9.20%
Tangible shareholders’ equity to tangible assets	7.78%		7.15%	7.78%		7.15%
Net interest margin	3.83%		3.74%	3.77%		3.75%

Average shares outstanding — basic	83,399,113		83,096,799	83,295,461		82,589,400
Average shares outstanding — diluted	83,527,596		83,239,216	83,430,505		82,793,663
Cash dividends per share	$0.22		$0.22	$0.88		$0.87

Tier I capital	11.56	%(1)	10.79%	11.56	%(1)	10.79%
Total Capital	12.81	%(1)	12.04%	12.81	%(1)	12.04%
Tier I leverage capital	9.11	%(1)	8.65%	9.11	%(1)	8.65%

(1)	Estimated as of earnings release date
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BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08
	(Dollars in thousands)
Assets
Cash and due from banks	$222,741	$189,103	$236,327	$242,180	$291,055
Interest bearing deposits with other banks	15,704	43,067	28,836	34,230	13,542
Held-to-maturity securities, at amortized cost	1,032,822	1,180,716	1,204,618	1,330,810	1,333,521
Available-for-sale securities, at fair value	960,772	958,158	969,207	993,529	982,859
Federal funds sold and securities purchased under agreement to resell	75,000	75,000	—	—	—
Loans and leases	9,829,439	9,803,235	9,806,735	9,759,787	9,740,867
Less: Unearned income	47,850	45,291	45,335	46,964	49,590
Allowance for credit losses	154,884	144,791	138,747	134,632	132,793

Net loans and leases	9,626,705	9,613,153	9,622,653	9,578,191	9,558,484
Loans held for sale	80,343	80,053	94,736	168,769	189,242
Premises and equipment, net	343,877	346,931	348,661	348,734	351,204
Accrued interest receivable	69,257	74,589	71,349	77,503	79,183
Goodwill	270,097	270,097	270,097	269,062	268,966
Other assets	503,266	441,006	451,335	415,356	412,162

Total Assets	$13,200,584	$13,271,873	$13,297,819	$13,458,364	$13,480,218

Liabilities
Deposits:
Demand: Noninterest bearing	$1,901,663	$1,769,432	$1,773,418	$1,820,807	$1,735,130
Interest bearing	4,323,646	4,055,395	3,960,008	4,005,620	3,904,307
Savings	725,192	712,446	718,302	719,676	678,326
Other time	3,727,201	3,759,761	3,705,819	3,545,871	3,394,109

Total deposits	10,677,702	10,297,034	10,157,547	10,091,974	9,711,872
Federal funds purchased and securities sold under agreement to repurchase	539,870	816,374	755,609	1,256,649	1,205,366
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	203,500	200,000	475,000	210,000	691,510
Accrued interest payable	19,588	24,243	24,084	22,841	20,755
Junior subordinated debt securities	160,312	160,312	160,312	160,312	160,312
Long-term Federal Home Loan Bank borrowings	112,771	286,281	286,292	286,302	286,312
Other liabilities	188,965	201,411	164,028	174,627	163,831

Total Liabilities	11,902,708	11,985,655	12,022,872	12,202,705	12,239,958
Shareholders’ Equity
Common stock	208,626	208,615	208,391	207,811	207,763
Capital surplus	222,547	222,135	220,859	216,138	215,255
Accumulated other comprehensive income (loss)	(8,409)	(18,568)	(25,162)	(23,620)	(26,896)
Retained earnings	875,112	874,036	870,859	855,330	844,138

Total Shareholders’ Equity	1,297,876	1,286,218	1,274,947	1,255,659	1,240,260

Total Liabilities & Shareholders’ Equity	$13,200,584	$13,271,873	$13,297,819	$13,458,364	$13,480,218

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08	Dec-09	Dec-08
INTEREST REVENUE:
Loans and leases	$129,693	$129,455	$129,263	$129,209	$139,099	$517,620	$589,965
Deposits with other banks	19	20	22	70	111	131	684
Federal funds sold and securities purchased under agreement to resell	43	27	3	1	3	74	288
Held-to-maturity securities:
Taxable	10,128	11,690	12,108	13,031	13,625	46,957	58,679
Tax-exempt	2,393	2,193	2,155	2,111	2,053	8,852	8,112
Available-for-sale securities:
Taxable	8,675	8,592	8,721	9,038	8,693	35,026	35,813
Tax-exempt	875	812	826	883	867	3,396	4,205
Loans held for sale	777	698	1,215	1,275	2,117	3,965	7,667

Total interest revenue	152,603	153,487	154,313	155,618	166,568	616,021	705,413

INTEREST EXPENSE:
Interest bearing demand	9,023	9,038	9,738	12,248	15,924	40,047	60,333
Savings	900	937	927	936	1,080	3,700	5,280
Other time	23,445	25,534	26,496	25,833	28,293	101,308	148,591
Federal funds purchased and securities sold under agreement to repurchase	305	331	421	572	2,175	1,629	14,999
FHLB borrowings	3,012	2,877	2,885	2,823	4,537	11,597	22,458
Junior subordinated debt	2,863	2,884	2,928	2,955	3,162	11,630	12,469
Other	101	150	(22)	375	76	604	447

Total interest expense	39,649	41,751	43,373	45,742	55,247	170,515	264,577

Net interest revenue	112,954	111,736	110,940	109,876	111,321	445,506	440,836
Provision for credit losses	34,659	22,514	17,594	14,945	17,822	89,712	56,176

Net interest revenue, after provision for credit losses	78,295	89,222	93,346	94,931	93,499	355,794	384,660

NONINTEREST REVENUE:
Mortgage lending	8,602	2,012	13,959	7,652	(12,174)	32,225	2,146
Credit card, debit card and merchant fees	7,883	8,902	9,111	8,348	8,409	34,244	33,743
Service charges	18,689	19,049	18,371	16,755	19,295	72,864	77,091
Trust income	3,014	2,435	2,040	2,209	2,328	9,698	9,330
Security gains (losses), net	(102)	—	42	5	(6,226)	(55)	(5,849)
Insurance commissions	17,583	20,134	20,575	22,645	18,752	80,937	86,661
Other	8,836	9,943	16,380	10,204	9,701	45,363	42,485

Total noninterest revenue	64,505	62,475	80,478	67,818	40,085	275,276	245,607

NONINTEREST EXPENSES:
Salaries and employee benefits	66,926	70,353	70,092	71,363	64,395	278,734	271,556
Occupancy, net of rental income	10,897	10,720	10,492	9,999	10,307	42,108	39,846
Equipment	5,578	5,853	5,855	6,222	6,319	23,508	25,211
Deposit insurance assessments	3,786	3,402	9,358	3,126	1,444	19,672	2,852
Other	29,425	32,344	28,209	29,268	29,263	119,246	116,448

Total noninterest expenses	116,612	122,672	124,006	119,978	111,728	483,268	455,913

Income before income taxes	26,188	29,025	49,818	42,771	21,856	147,802	174,354
Income tax expense	6,754	7,494	15,951	13,294	5,060	43,493	53,943

Net income	$19,434	$21,531	$33,867	$29,477	$16,796	$104,309	$120,411

Net income per share: Basic	$0.23	$0.26	$0.41	$0.35	$0.20	$1.25	$1.46

Diluted	$0.23	$0.26	$0.41	$0.35	$0.20	$1.25	$1.45

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,467,144	$1,442,344	$1,441,718	$1,390,042	$1,417,499
Real estate
Consumer mortgages	2,017,067	2,046,433	2,054,666	2,037,439	2,096,568
Home equity	550,085	540,875	532,337	519,528	511,480
Agricultural	262,069	254,647	242,034	238,466	234,024
Commercial and industrial-owner occupied	1,449,554	1,432,859	1,394,852	1,455,422	1,465,027
Construction, acquisition and development	1,465,381	1,533,622	1,652,052	1,692,526	1,689,719
Commercial	1,806,766	1,770,066	1,719,044	1,660,211	1,568,956
Credit cards	108,086	103,208	101,844	98,450	93,650
All other	655,437	633,890	622,853	620,739	614,354

Total loans	$9,781,589	$9,757,944	$9,761,400	$9,712,823	$9,691,277

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$144,791	$138,746	$134,632	$132,793	$129,147

Loans and leases charged off:
Commercial and industrial	(2,829)	(3,913)	(1,070)	(1,147)	(1,003)
Real estate
Consumer mortgages	(2,298)	(2,669)	(4,877)	(4,073)	(3,582)
Home equity	(1,835)	(1,278)	(1,106)	(1,153)	(596)
Agricultural	(401)	(407)	(3)	(37)	(350)
Commercial and industrial-owner occupied	(753)	(1,795)	(649)	(836)	(511)
Construction, acquisition and development	(14,888)	(3,160)	(4,335)	(4,377)	(6,208)
Commercial	(568)	(2,135)	(321)	(560)	(611)
Credit cards	(1,118)	(1,204)	(1,290)	(1,158)	(953)
All other	(954)	(938)	(815)	(810)	(953)

Total loans charged off	(25,644)	(17,499)	(14,466)	(14,151)	(14,767)

Recoveries:
Commercial and industrial	194	320	68	179	279
Real estate
Consumer mortgages	209	132	263	220	174
Home equity	76	28	2	3	1
Agricultural	—	—	—	2	—
Commercial and industrial-owner occupied	10	31	248	8	54
Construction, acquisition and development	7	31	4	86	97
Commercial	25	108	—	56	23
Credit cards	216	123	140	138	99
All other	341	257	261	353	290

Total recoveries	1,078	1,030	986	1,045	1,017

Net charge-offs	(24,566)	(16,469)	(13,480)	(13,106)	(13,750)

Provision charged to operating expense	34,659	22,514	17,594	14,945	17,822
Other, net	—	—	—	—	(426)

Balance, end of period	$154,884	$144,791	$138,746	$134,632	$132,793

Average loans for period	$9,753,163	$9,750,159	$9,740,916	$9,695,475	$9,604,142

Ratios:
Net charge-offs to average loans (annualized)	1.01%	0.68%	0.55%	0.54%	0.57%

- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Dec-09	Sep-09	Jun-09	Mar-09	Dec-08
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$5,117	$7,048	$7,364	$5,523	$7,378
Real estate
Consumer mortgages	20,731	12,433	9,946	8,398	4,599
Home equity	1,642	1,879	596	100	143
Agricultural	1,136	2,647	970	673	440
Commercial and industrial-owner occupied	7,039	5,044	2,631	4,153	1,768
Construction, acquisition and development	52,184	39,989	21,742	17,984	12,393
Commercial	13,124	12,228	1,023	925	432
Credit cards	1,044	850	816	939	952
All other	657	614	454	241	63

Total nonaccrual loans and leases	102,674	82,732	45,542	38,936	28,168

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	1,797	1,062	1,919	1,489	715
Real estate
Consumer mortgages	9,905	14,189	9,961	7,110	13,371
Home equity	810	707	1,651	1,375	796
Agricultural	1,015	289	3,292	421	409
Commercial and industrial-owner occupied	4,511	1,342	4,253	2,982	2,761
Construction, acquisition and development	13,482	1,477	18,648	11,372	12,481
Commercial	2,558	305	2,351	1,021	1,013
Credit cards	355	373	476	391	463
All other	1,868	955	1,315	1,138	1,364

Total loans and leases 90+ past due, still accruing	36,301	20,699	43,866	27,299	33,373

Restructured Loans and Leases, Still Accruing	6,161	8,205	8,264	7,581	2,472

Total non-performing loans and leases	145,136	111,636	97,672	73,816	64,013

OTHER REAL ESTATE OWNED:	63,766	62,072	51,477	47,450	46,317

Total Non-performing Assets	$208,902	$173,708	$149,149	$121,266	$110,330

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	1.42%	0.92%	0.72%	0.62%	0.74%
Allowance for credit losses to net loans and leases	1.58%	1.48%	1.42%	1.39%	1.37%
Allowance for credit losses to non-performing assets	74.14%	83.35%	93.03%	111.02%	120.36%
Allowance for credit losses to non-performing loans and leases	106.72%	129.70%	142.05%	182.39%	207.45%
Non-performing loans and leases to net loans and leases	1.48%	1.14%	1.00%	0.76%	0.66%
Non-performing assets to net loans and leases	2.14%	1.77%	1.53%	1.25%	1.14%
- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,823,240	$131,277	5.30%
Held-to-maturity securities:
Taxable	878,452	10,239	4.62%
Tax-exempt	209,242	3,682	6.98%
Available-for-sale securities:
Taxable	892,191	8,676	3.86%
Tax-exempt	72,903	1,344	7.31%
Short-term investments	92,651	61	0.26%

Total interest earning assets and revenue	11,968,679	155,279	5.15%
Other assets	1,269,229
Less: allowance for credit losses	(161,712)

Total	$13,076,196

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand – interest bearing	$4,155,330	$9,023	0.86%
Savings	717,630	900	0.50%
Other time	3,748,894	23,445	2.48%
Short-term borrowings	713,972	405	0.23%
Junior subordinated debt	160,312	2,865	7.09%
Long-term debt	303,301	3,011	3.94%

Total interest bearing liabilities and expense	9,799,439	39,649	1.61%
Demand deposits - noninterest bearing	1,826,763
Other liabilities	175,734

Total liabilities	11,801,936
Shareholders’ equity	1,274,260

Total	$13,076,196

Net interest revenue		$115,630

Net interest margin			3.83%
Net interest rate spread			3.54%
Interest bearing liabilities to interest earning assets			81.88%
Net interest tax equivalent adjustment		$2,676
- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,808,427	$130,957	5.30%
Held-to-maturity securities:
Taxable	998,773	11,799	4.69%
Tax-exempt	199,360	3,373	6.71%
Available-for-sale securities:
Taxable	889,278	8,591	3.83%
Tax-exempt	69,737	1,251	7.12%
Short-term investments	62,334	47	0.30%

Total interest earning assets and revenue	12,027,909	156,020	5.15%
Other assets	1,285,360
Less: allowance for credit losses	(146,212)

Total	$13,167,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand – interest bearing	$4,010,281	$9,038	0.89%
Savings	716,155	936	0.52%
Other time	3,726,754	25,535	2.72%
Short-term borrowings	1,071,144	544	0.20%
Junior subordinated debt	160,312	2,884	7.14%
Long-term debt	286,285	2,814	3.90%

Total interest bearing liabilities and expense	9,970,931	41,751	1.66%
Demand deposits - noninterest bearing	1,747,021
Other liabilities	184,006

Total liabilities	11,901,958
Shareholders’ equity	1,265,099

Total	$13,167,057

Net interest revenue		$114,269

Net interest margin			3.77%
Net interest rate spread			3.49%
Interest bearing liabilities to interest earning assets			82.90%
Net interest tax equivalent adjustment		$2,533
- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,896,890	$131,313	5.32%
Held-to-maturity securities:
Taxable	1,040,896	12,218	4.71%
Tax-exempt	186,473	3,316	7.13%
Available-for-sale securities:
Taxable	919,217	8,721	3.81%
Tax-exempt	69,960	1,270	7.28%
Short-term investments	21,727	25	0.47%

Total interest earning assets and revenue	12,135,163	156,863	5.18%
Other assets	1,270,193
Less: allowance for credit losses	(144,570)

Total	$13,260,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand – interest bearing	$3,948,759	$9,738	0.99%
Savings	719,281	928	0.52%
Other time	3,634,336	26,496	2.92%
Short-term borrowings	1,340,244	470	0.14%
Junior subordinated debt	160,312	2,928	7.33%
Long-term debt	286,294	2,813	3.94%

Total interest bearing liabilities and expense	10,089,226	43,373	1.72%
Demand deposits - noninterest bearing	1,756,861
Other liabilities	163,749

Total liabilities	12,009,836
Shareholders’ equity	1,250,950

Total	$13,260,786

Net interest revenue		$113,490

Net interest margin			3.75%
Net interest rate spread			3.46%
Interest bearing liabilities to interest earning assets			83.14%

Net interest tax equivalent adjustment		$2,550
- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,873,692	$131,339	5.39%
Held-to-maturity securities:
Taxable	1,146,772	13,141	4.65%
Tax-exempt	182,051	3,247	7.23%
Available-for-sale securities:
Taxable	891,699	9,038	4.11%
Tax-exempt	73,814	1,358	7.46%
Short-term investments	19,123	71	1.51%

Total interest earning assets and revenue	12,187,151	158,194	5.26%
Other assets	1,277,538
Less: allowance for credit losses	(139,811)

Total	$13,324,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand – interest bearing	$4,090,821	$12,248	1.21%
Savings	697,639	936	0.54%
Other time	3,419,180	25,833	3.06%
Short-term borrowings	1,588,229	959	0.24%
Junior subordinated debt	160,312	2,955	7.48%
Long-term debt	286,306	2,811	3.98%

Total interest bearing liabilities and expense	10,242,487	45,742	1.81%
Demand deposits - noninterest bearing	1,700,792
Other liabilities	142,628

Total liabilities	12,085,907
Shareholders’ equity	1,238,971

Total	$13,324,878

Net interest revenue		$112,452

Net interest margin			3.74%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			84.04%

Net interest tax equivalent adjustment		$2,576
- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,773,683	$142,039	5.78%
Held-to-maturity securities:
Taxable	1,193,555	13,734	4.58%
Tax-exempt	180,695	3,159	6.96%
Available-for-sale securities:
Taxable	868,913	8,693	3.98%
Tax-exempt	73,476	1,335	7.23%
Short-term investments	19,338	114	2.34%

Total interest earning assets and revenue	12,109,660	169,074	5.55%
Other assets	1,304,386
Less: allowance for credit losses	(134,453)

Total	$13,279,593

LIABILITIES AND SHAREHOLDERS’ EQUITY Deposits:
Demand – interest bearing	$3,811,782	$15,924	1.66%
Savings	684,068	1,080	0.63%
Other time	3,400,071	28,293	3.31%
Short-term borrowings	1,828,010	3,951	0.86%
Junior subordinated debt	160,312	3,161	7.84%
Long-term debt	287,990	2,838	3.92%

Total interest bearing liabilities and expense	10,172,233	55,247	2.16%
Demand deposits - noninterest bearing	1,702,400
Other liabilities	165,462

Total liabilities	12,040,095
Shareholders’ equity	1,239,498

Total	$13,279,593

Net interest revenue		$113,827

Net interest margin			3.74%
Net interest rate spread			3.39%
Interest bearing liabilities to interest earning assets			84.00%

Net interest tax equivalent adjustment		$2,506
- MORE -

BXS Announces Fourth Quarter Results

January 21, 2010
BancorpSouth, Inc.
Reconciliation of Tangible assets and Tangible Shareholders’ Equity to
Total Assets and Total Shareholders’ Equity
(Dollars in thousands)
(Unaudited)

	December 31,
	2009	2008
Tangible Assets (a):
Total assets	$13,200,584	$13,480,218
Less: Goodwill	270,097	268,966
Identifiable intangible assets	23,533	28,165

Total tangible assets	$12,906,954	$13,183,087

Tangible Shareholders’ Equity(a):
Total shareholders’ equity	$1,297,876	$1,240,260
Less: Goodwill	270,097	268,966
Identifiable intangible assets	23,533	28,165

Total tangible shareholders’ equity	$1,004,246	$943,129

Tangible shareholders’ equity to tangible assets	7.78%	7.15%

(a)	BancorpSouth, Inc. utilizes tangible assets and tangible shareholders’ equity measures when evaluating the performance of the Company. Tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and identifiable assets. Tangible assets are defined by the Company as total assets less goodwill and identifiable assets. The Company believes the ratio of tangible equity to tangible assets to be an important measure of financial strength of the Company.
- END -